                                                                    EXHIBIT 23.3


                    CONSENT OF BAGELL, JOSEPHS & COMPANY, LLC

        We hereby consent to the use in this Registration Statement on Form SB-2 of our audit report dated August 30, 2002 for the years ended December 31, 2001 and 2000 and our review report dated January 19, 2003 for the nine months ended September 30, 2002 and 2001 of InforMedix Acquisition Corp., and to the reference to our firm under the caption "Experts" in the registration statement.


                                               /s/ Bagell Josephs & Company, LLC
                                               ---------------------------------
                                               BAGELL, JOSEPHS & COMPANY, LLC

Gibbsboro, New Jersey
February 10, 2003